UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report: February 15, 2022
(Date of earliest event reported)

EARTHSTONE ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35049	84-0592823
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1400 Woodloch Forest Drive, Suite 300
The Woodlands, Texas 77380
(Address of principal executive offices) (Zip Code)
(281) 298-4246
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	ESTE	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

As previously disclosed in its Current Report on Form 8-K filed on February 18, 2022 (the “Prior 8-K”) with the U.S. Securities and Exchange Commission (the “SEC”), on February 15, 2022, Earthstone Energy, Inc. (“Earthstone” or the “Company”), Earthstone Energy Holdings, LLC, a subsidiary of the Company (“EEH” or the “Buyer”), Chisholm Energy Operating, LLC (“OpCo”) and Chisholm Energy Agent, Inc. (“Agent” and collectively with OpCo, “Chisholm”), collectively as seller, consummated the transactions contemplated in the Purchase and Sale Agreement dated December 15, 2021 by and among Earthstone, EEH and Chisholm (the “Purchase Agreement”). At the closing of the Purchase Agreement, among other things, EEH acquired (the “Chisholm Acquisition”) interests in oil and gas leases and related property of Chisholm located in Lea County and Eddy County, New Mexico, for aggregate consideration consisting of: (i) approximately $314.7 million in cash, net of preliminary and customary purchase price adjustments and remains subject to post-closing settlement between EEH and Chisholm paid at the closing of the Chisholm Acquisition, (ii) $70 million in cash to be paid as follows: $40 million to be paid six months after the closing of the Chisholm Acquisition and $30 million to be paid 12 months after the closing of the Chisholm Acquisition, subject to acceleration in the event that Earthstone receives gross proceeds of more than $450 million from a high yield bond offering or more than $50 million in gross proceeds from an offering of Class A Common Stock or preferred stock; and (iii) 19,417,476 shares of Class A common stock, $0.001 par value per share of Earthstone.

The Company is filing this amendment to the Prior 8-K for the purpose of providing (i) the audited consolidated financial statements of Chisholm Energy Holdings, LLC (“Holdings”) as of and for the years ended December 31, 2020 and 2019, (ii) the unaudited interim condensed consolidated financial statements of Holdings as of and for the nine months ended September 30, 2021, and (iii) the unaudited pro forma financial statements giving effect to the Chisholm Acquisition.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

Audited consolidated financial statements of Chisholm Energy Holdings, LLC for the years ended December 31, 2020 and 2019 are attached hereto as Exhibit 99.1 and incorporated herein by reference.

Unaudited condensed consolidated financial statements of Chisholm Energy Holdings, LLC as of and for the nine months ended September 30, 2021 and 2020 are attached hereto as Exhibit 99.2 and incorporated herein by reference.

(b) Pro forma financial information.

Unaudited pro forma condensed combined balance sheet of Earthstone Energy, Inc. as of September 30, 2021 and the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2020 and the nine months ended September 30, 2021 are attached hereto as Exhibit 99.3 and incorporated herein by reference. These unaudited pro forma financial statements give effect to the Chisholm Acquisition on the basis, and subject to the assumptions, set forth in accordance with Article 11 of Regulation S-X.

(d) Exhibits.
The following exhibits are included with this Current Report on Form 8-K:

Exhibit No.	Description
23.1	Consent of Moss Adams LLP.
23.2	Consent of Ernst & Young LLP.
99.1	Audited consolidated financial statements of Chisholm Energy Holdings, LLC for the years ended December 31, 2020 and 2019.
99.2	Unaudited condensed consolidated financial statements of Chisholm Energy Holdings, LLC as of and for the nine months ended September 30, 2021 and 2020.
99.3
Unaudited pro forma condensed combined balance sheet of Earthstone Energy, Inc. as of September 30, 2021 and the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2020 and the nine months ended September 30, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EARTHSTONE ENERGY, INC.

Date:	March 1, 2022	By:	/s/ Tony Oviedo
Tony Oviedo
Executive Vice President - Accounting and Administration